EXHIBIT 4.3
COMMON STOCK $.01 PAR VALUE THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY. N.J. OR IN NEW YORK. N.Y. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS cusip 409900 10 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF
Hancock fabrics,inc.,a delaware corporation herein after referred to as the corporation tranferable on the books of the corporation in person or by duely authorised attorney upon surrender of this certificater properly endorsed. this certificate is not valid. unless countersigned by the transfer agent and registered by the registrar. witness the fascimile real of the corporation and the fascimile signatures of its duley authorised officers. COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (Jersey City, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORSZED SIGNATURE SECRETARY CHAIRMAN OF THE BOARD

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN HANCOCK FABRICS, INC. AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, DATED AS OF MARCH 23, 1987 AND AS AMENDED AND RESTATED MOST RECENTLY ON MARCH 4, 2001 (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HANCOCK FABRICS, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE HANCOCK FABRICS, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ISSUED TO ACQUIRING PERSONS OR ASSOCIATES OR AFFILIATES THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.
HANCOCK FABRICS, INC.
The Corporation will furnish without charge to each stockholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–Uniform Gifts to Minors Act
TEN ENT	– as tenants by the entireties	UNIF TRAN MIN ACT–Uniform Transfers to Minors Act
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	CUST-Custodian
Additional abbreviations may also be used though not in the above list.
For Value Received,                                                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer such stock on the Books of the within-named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.